EXHIBIT 10.18

MOUNTAIN 1ST BANK & TRUST COMPANY

AMENDMENT NO. 1 TO

EMPLOYEE STOCK OPTION PLAN

THIS AMENDMENT NO. 1 TO THE EMPLOYEE STOCK OPTION PLAN (the “Amendment”) is made as of this 16th day of May, 2005, by Mountain 1st Bank & Trust Company (the “Bank”).

WHEREAS, on July 26, 2004, the Bank’s Board of Directors adopted, subject to approval by the Bank’s shareholders and by the North Carolina Commissioner of Banks (the “Commissioner”) in the manner required by North Carolina law, the Bank’s Employee Stock Option Plan (the “Employee Plan”) which provides for the grant of options to employees of the Bank to purchase newly issued shares of the Bank’s common stock; and,

WHEREAS, under North Carolina law applicable to banks, the Employee Plan may provide for the issuance of an aggregate number of shares upon the exercise of options granted thereunder equal to not more than 10% of the Bank’s total outstanding shares, and Sections 1.2 and 6.1 of the Employee Plan, as originally adopted, provide for the issuance of up to an aggregate of 203,125 shares of common stock (as adjusted in accordance with its terms for the five-for-four split in the Bank’s common stock effected during February 2005); and,

WHEREAS, by resolutions effective May 16, 2005, and as a result of increases in the number of outstanding shares of the Bank’s common stock since the Employee Plan was first adopted, the Bank’s Board of Directors approved an amendment to the Employee Plan to increase the aggregate number of shares that may be issued under the Plan during its life to 318,150 shares, and the Board of Directors authorized the submission of the Employee Plan, as so amended for approval by the Bank’s shareholders and by the Commissioner; and,

WHEREAS, this Amendment No. 1 is made for the purpose of effecting the amendment to the Employee Plan.

NOW THEREFORE, in consideration of the premises and pursuant to authority duly given by the Bank’s Board of Directors, Section 1.2 of the Employee Plan hereby is amended to increase the aggregate number of shares that may be issued during the life of the Employee Plan upon the exercise of options granted thereunder to 318,150 shares.

IN WITNESS WHEREOF, the Bank has executed this Amendment, by and through the undersigned thereunto duly authorized, on this the day and year first above written.

MOUNTAIN 1ST BANK & TRUST COMPANY
(SEAL)
	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer
ATTEST:

/s/ Sherrie B. Rogers
Secretary